Exhibit 16

                        [ARTHUR ANDERSEN LLP LETTERHEAD]


March 26, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in the Form 8-K dated March 22, 2002 of PSS World Medical, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


                                                     Very truly yours,

                                                     /s/ ARTHUR ANDERSEN LLP







cc:      Mr. David A. Smith, CEO, PSS World Medical, Inc.